SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2003

Structured Obligations Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-67188	13-3741177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

270 Park Avenue, New York, New York 10013	10013

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code (212) 834-6000

Item 1.	Changes in Control of Registrant. Not Applicable.

Item 2.	Acquisition or Disposition of Assets. Not Applicable.

Item 3.	Bankruptcy or Receivership. Not Applicable.

Item 4.	Changes in Registrant's Certifying Accountant. Not Applicable.

Item 5.	Other Events. Not Applicable.

Item 6.	Resignations of Registrant's Directors. Not Applicable.

Item 7.	Financial Statements, Pro-Forma Financial Information and Exhibits.

(a) Not Applicable. (b) Not Applicable. (c) Exhibits.

1.	Trustee's Report with respect to the May 15, 2003 Distribution Date for the COBALTS Trust for Sprint Capital Notes

Item 8.	Change in Fiscal Year Not Applicable.

Item 9.	Regulation FD Disclosure Not Applicable.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Chad Parson Name: Chad Parson Title: Authorized Signature

May 30, 2003

EXHIBIT INDEX

Exhibit 1. Trustee's Report with respect to the May 15, 2003 Distribution Date for the COBALTS Trust for Sprint Capital Notes	Page 5

Exhibit 1

To the Holders of:
COBALTS Trust for Sprint Capital Notes
8.125% Corporate Backed Listed Trust Securities ("COBALTS") Trust Series Sprint Capital Certificates, Series 2002-1
*CUSIP: 19074V102

U.S. Bank Trust National Association, as Trustee for the COBALTS Trust for Sprint Capital Notes, hereby gives notice with respect to the Distribution Date of May 15, 2003 (the “Distribution Date”) as follows:

1.	The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $25 Certificate, is as set forth below:

Principal $ 0.000000	Interest $ 1.015625	Additional Distribution $ 0.010814	Total Distribution $ 1.026439

2.	The amount of aggregate interest due and not paid as of the Distribution Date is $0.000000.

3.	No fees have been paid to the Trustee or any other party from the proceeds of the Term Assets.

4.	$29,686,000 aggregate principal amount Sprint Capital Corporation 6.875% Notes due November 15, 2028 (the "Term Assets") are held for the above trust.

5.	At the close of business on the Distribution Date, 1,000,000 Certificates representing $25,000,000 Aggregate Principal Amount were outstanding.

6.	The current rating of the Term Assets is not provided in this report. Ratings can be obtained from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody's Investors Service, Inc. by calling 212-553-0377.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.